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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated March 9, 2001 relating to the financial statements, which appears in Paligent Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


PricewaterhouseCoopers LLP


New York, New York
March 30, 2001